SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 9, 2015

GREAT WEST RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

990 N California Blvd.8th Floor Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

(925)  287-6432
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On January 9, 2015, Great West Resources, Inc., formerly Silver Horn Mining, Ltd. (the “Registrant” or the “Company”) notified D. Brooks and Associates CPA’s. (“Brooks”) that it was   dismissed as the Registrant’s  independent registered public accounting firm. The decision to dismiss Brooks as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on December 30, 2014.  Except as noted in the paragraph immediately below, the reports of Brooks on the Company’s financial statements for the years ended December 31, 2013 and 2012  and for the period April 25, 2011  (date of inception of exploration stage ) through December 31, 2013   did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Brooks on the Company’s financial statements as of and for the years ended December 31, 2013 and 2012 and for the period April 25, 2011 (date of inception of exploration stage)  though December 31, 2013 contained  explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has negative working  capital, negative cash flows from operations, and operating losses  that raises doubt about its ability to continue as a going concern .

During the years ended December 31, 2013  and 2012  and the period April 25, 2011 (date of inception of exploration stage ) through December 31, 2013 and through January 9, 2015, the Company has not had any disagreements with Brooks  on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Brook’s  satisfaction, would have caused them to make reference thereto in their reports on the Company’s  financial statements for such periods.

During the years ended December  31, 2013 and 2012 and the period April 25, 2011 (date of inception of exploration stage) through December 31, 2013  and  through January 9,  2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Books with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Brooks is attached hereto as Exhibit 16.1

New independent registered public accounting firm

On January 9, 2015 (the “Engagement Date”), the Company engaged RBSM LLP (“RBSM ”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2014. The decision to engage RBSM  as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

            RBSM audited the statements of revenues and cost of sales for the twelve months ended September 30, 2014 and 2013 of certain contracts the Company acquired from World Surveillance Group, Inc. and its wholly owned subsidiary Global Telesat Corp. (the “Globalstar Contracts Statements”) as described in the Company’s current report on form 8-K filed with the Commission on December 16, 2014.  The Company did not consult with Brooks regarding the Globalstar Contracts Statements.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)       Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from D. Brooks and Associates CPA’s, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WEST RESOURCES, INC.

Dated: January 9, 2015	By:	/s/ David Rector
Name: David Rector
Chief Executive Officer